Exhibit 10.1

FIRST AMENDMENT TO CONSULTING AGREEMENT, dated December 6, 2006 (this “Amendment”), among CDRV Investors, Inc., a Delaware corporation (“Investors”), CDRV Investment Holdings Corporation, a Delaware corporation (“CDRV Investment Holdings Corporation”), CDRV Holdings, Inc., a Delaware corporation (“Holdings”), VWR International, Inc., a Delaware corporation (“VWR”), and Clayton, Dubilier & Rice, Inc., a Delaware corporation (“CD&R”).

W I T N E S S E T H:

WHEREAS, Investors, Holdings, VWR and CD&R are parties to the Consulting Agreement, dated as of April 7, 2004 (the “Consulting Agreement”);

WHEREAS, in connection with the issuance and sale of its Senior Floating Rate Notes due 2011 and pursuant to the Assignment and Assumption Agreement, dated the date hereof, between Investors and CDRV Investment Holdings Corporation, Investors is transferring to CDRV Investment Holdings Corporation substantially all its assets; and

WHEREAS, in consideration of such transfer and in accordance with the terms of the Consulting Agreement, the parties hereto wish to add CDRV Investment Holdings Corporation as a party by amending the Consulting Agreement as provided in this Amendment;

NOW, THEREFORE, for and in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually agree as follows:

1.             CDRV Investment Holdings Corporation shall hereby become a party to the Consulting Agreement as of the execution and delivery of this Amendment.  Each of Investors, Holdings, VWR and CD&R shall remain a party to the Consulting Agreement and confirms its agreements thereunder.

2.             Effective on the execution and delivery of this Amendment, the term “Investors, Holdings” shall be replaced by the term “Investors, CDRV Investment Holdings Corporation, Holdings” where it appears in the preamble to the Consulting Agreement, the term “Holdings” shall be replaced by the term “CDRV Investment Holdings Corporation, Holdings” each time it appears in Sections 1 through 10 of the Consulting Agreement, and the term “Investors” shall continue to mean CDRV Investors, Inc. for purposes of the Consulting Agreement.

3.             Except as expressly amended hereby, the Consulting Agreement is in all respects ratified and confirmed, and all the terms, conditions and provisions thereof shall remain in full force and effect.

4.             This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to principles of conflicts of laws to the extent that such principles would require or permit the application of the laws of another jurisdiction.  This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and which together shall constitute one agreement.

IN WITNESS WHEREOF, the parties have duly executed this Amendment this 6th day of December, 2006.

CLAYTON, DUBILIER & RICE, INC.

By:	/s/ Theresa A. Gore
	Name:	Theresa A. Gore
	Title:	Vice President, Treasurer and
Assistant Secretary

CDRV INVESTORS, INC.

By:	/s/ George Van Kula
	Name:	George Van Kula
	Title:	Senior Vice President,
General Counsel and Secretary

CDRV INVESTMENT HOLDINGS CORPORATION

By:	/s/ George Van Kula
	Name:	George Van Kula
	Title:	Senior Vice President,
General Counsel and Secretary

CDRV HOLDINGS, INC.

By:	/s/ George Van Kula
	Name:	George Van Kula
	Title:	Senior Vice President,
General Counsel and Secretary

VWR INTERNATIONAL, INC.

By:	/s/ George Van Kula
	Name:	George Van Kula
	Title:	Senior Vice President,
General Counsel and Secretary